Exhibit 99.1

    PERMA-FIX SCHEDULES RELEASE OF FIRST QUARTER RESULTS AND CONFERENCE CALL

ATLANTA, April 28 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI; BSE: PESI) (Germany: PES.BE) today announced that it will release first quarter earnings the morning of Tuesday, May 9, 2006. In conjunction with the Company's first quarter earnings release, there will be a conference call held at 11:00 a.m. ET on Tuesday, May 9. The call is available on the Company's web site at www.perma-fix.com or by calling 1-866-558-0218 for U.S. Callers or 1-706-679-5417 for international callers. The conference call will be led by Dr. Louis F. Centofanti, Chairman and CEO, and David Hansen, Vice President Corporate Controller and Treasurer, of Perma-Fix Environmental Services, Inc.

    What: Perma-Fix Environmental First Quarter 2006 Operating Results Conference Call

    When:   Tuesday, May 9, 2006, at 11:00 a.m. ET

    Where:  http://www.perma-fix.com or 1-866-558-0218 or 1-706-679-5417
            (Callers should dial in approximately 10 minutes before the call begins.)

The conference call replay will be available one hour following the call, through midnight May 16, 2006, and can be accessed by calling: 1-800-642-1687 (U.S. callers) or 1-706-645-9291 (International callers) and entering Conference ID 8450489.

Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Company has increased its focus on the nuclear services segment, which provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including DOE and the U.S. Department of Defense and nuclear utilities. The industrial services segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The Company operates nine major waste treatment facilities across the country.

      Please visit us on the World Wide Web at http://www.perma-fix.com.

SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             04/28/2006
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO of Perma-Fix Environmental Services, Inc., +1-770-587-5155; or James Kautz, jkautz@epochfinancial.com, or J. Todd Atenhan of EPOCH Financial Group, Inc., +1-888-917-5105; or Herbert Strauss-European investor relations, +43 316 296 316, or herbert@eu-ir.com; or Stephanie Stern of Stern & Co., +1-212-888-0044/
    /Web site: http://www.perma-fix.com /